As Filed With the Securities and Exchange Commission on February 1, 2008
                                                     Registration No. 333-______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ONYX CHINA, INC.
             (Exact name of Registrant as specified in its charter)

           NEVADA                          5023-06              98-0557091
(State or Other Jurisdiction of    (Standard Industrial       (IRS Employer
 Incorporation or Organization)       Classification)     Identification Number)

               Onyx China, Inc.
          Dmitry Lyakutin, President
          Kvartal 60, dom 23 apt. 18
               Angarsk, Russia
          Telephone: 7-904-125-4225
          Facsimile: 1-775-562-8169                                665830
(Name and address of principal executive offices)                (Zip Code)

         Business Filings Incorporated
           6100 Neil Road, Suite 500
                 Reno, Nevada
          Telephone: 1-800-981-7183                                89511
(Name, address and telephone number of agent for service)        (Zip Code)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share(1)       Price(2)          Fee(2)
--------------------------------------------------------------------------------
Common Stock         2,050,000          $0.02          $41,000          $1.62
================================================================================
(1)  Based on the last sales price on September 19, 2007
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2008

                                   PROSPECTUS

                                ONYX CHINA, INC.
                                2,050,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-8.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

                The Date of This Prospectus is: February 1, 2008

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Summary ...................................................................  3
Risk Factors ..............................................................  3
Use of Proceeds ...........................................................  8
Determination of Offering Price ...........................................  8
Dilution ..................................................................  8
Selling Shareholders ......................................................  8
Plan of Distribution ...................................................... 10
Legal Proceedings ......................................................... 12
Directors, Executive Officers, Promoters and Control Persons .............. 12
Security Ownership of Certain Beneficial Owners and Management............. 13
Description of Securities ................................................. 14
Interest of Named Experts and Counsel ..................................... 15
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities ............................................... 15
Organization Within Last Five Years ....................................... 15
Description of Business ................................................... 15
Management's Discussion and Analysis or Plan of Operation ................. 18
Description of Property ................................................... 21
Certain Relationships and Related Transactions ............................ 21
Market for Common Equity and Related Stockholder Matters .................. 21
Executive Compensation .................................................... 22
Changes in and Disagreements With Accountants ............................. 23
Available Information ..................................................... 23
Financial Statements ...................................................... 24

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to commence business operations by distributing Russian porcelain product in Canada and the United States. Our business goal is to commence distribution and marketing of Russian porcelain to wholesales, retail stores and to general public in North America. To date we have executed distribution agreement with one Russian manufacturer and wholesaler of Russian Porcelain. We have not generated any revenues from operations thus far, and cannot guarantee that revenue from future operations will be sufficient to cover our expenses and achieve profitability.

We were incorporated on March 27, 2007, under the laws of the state of Nevada. Our principal offices are located at Kvartal 60, dom 23 apt. 18, Angarsk, Russia 665830. Our telephone number is +7-904-125-4225.

THE OFFERING:

Securities Being Offered        Up to 2,050,000 shares of common stock.

Offering Price                  The selling shareholders will sell our shares at
                                $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering           The selling shareholders will determine when and
                                how they will sell the common stock offered in this prospectus.

Termination of the Offering     The offering will conclude when all of the
                                2,050,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued
 and to be Issued               5,050,000 shares of our common stock are issued
                                and outstanding as of the date of this
                                prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                 We will not receive any proceeds from the sale
                                of the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

                  Balance Sheet Data               December 31, 2007
                  ------------------               -----------------
                  Cash                                  $30,667
                  Total Assets                          $30,667
                  Liabilities                           $     0
                  Total Stockholders' Equity            $30,667

STATEMENT OF LOSS AND DEFICIT

                                                   From Inception on
                                                   March 27, 2007 to
                                                   December 31, 2007
                                                   -----------------
                  Revenue                               $     0
                  Net Loss                              $ 1,933

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of porcelain. We have not generated any revenue from operations to date.

While at December 31, 2007, we had cash on hand of $30,667 we have accumulated a deficit of $1,933 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for one year without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on March 27, 2007 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $1,933 from our incorporation to December 31, 2007.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of negotiating and executing a contract with PC "Dulevo Porcelain", a Russian manufacturer and distributor of porcelain. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investors' shares.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Dmitry Lyakutin, for the future success of our business. The loss of the services of Mr. Lyakutin could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Mr. Lyakutin and we do not have a contract for his services.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

Our sole director and officer, Dmitry Lyakutin, is not a resident of the United States. Consequently, it may be difficult for investors to effect service of process on Mr. Lyakutin in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Lyakutin based on the civil liability provisions of the United States securities laws. Since all our assets are located in Russia it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

BECAUSE OUR DIRECTOR AND OFFICER OWNS 59.41% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Lyakutin, our director and officer, owns approximately 59.41% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Lyakutin may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Dmitry Lyakutin, intends to devote 40% of his business time to our affairs. It is possible that the demands on Dmitry Lyakutin from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Dmitry Lyakutin may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import all of our products form overseas. Because we import all of our products and deliver them directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and warehouse products in the United States or Canada. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;
     (2) problems with ocean shipping, including work stoppages and shipping container shortages;
     (3) increased inspections of import shipments or other factors causing delays in shipments; and
     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, that allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

BECAUSE WE ARE REQUIRED TO PURCHASE OUR PRODUCTS IN FOREIGN CURRENCY INSTEAD OF UNITED STATES DOLLARS, OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS.

Currently, we are required by contract with our supplier to buy products in Russian rubles, so we are affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

WE FACE SUBSTANTIAL COMPETITION FROM NUMEROUS SOURCES, MANY OF WHICH HAVE ACCESS TO BETTER RESOURCES.

Competition in sale of porcelain is intense. We compete with a diverse group of competitors ranging from Internet businesses to traditional brick-and-mortar companies, many of which have greater resources than we do. We believe that barriers to entry in this business are not significant and start-up costs are relatively low, so our competition may increase in the future. Our belief that there are minimal barriers to entry is based on our observation that operations such as ourselves do not require the ownership of warehouses, showrooms or factories to operate, which we think is because (i) our direct ship business can be operated with minimal warehousing needs and costs, which are significantly less than traditional models; (ii) wholesale product orders can be placed after receipt of client orders, in order to further reduce warehousing needs; (iii) samples can be shown to clients at little or no cost, without the necessity of showroom space for actual product; and (iv) all manufacturing can be done by third party suppliers, so there is no need to own or lease a manufacturing facility. New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost. If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods, products and services through marketing and promotion. We may not have the resources to compete effectively with current or future competitors. If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,050,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements at $0.02 per share of common stock that was exempt from registration under Regulation S of the Securities Act of 1933. The shares were all acquired by the selling shareholders from us in an offering that was completed on September 19, 2007. The term "selling shareholders" includes the selling shareholders and their transferees, pledgees, donees, and their successors.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;

     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                             Total Number
                                             of Shares to       Total Shares      Percentage of
                                            be Offered for      to be Owned       Shares Owned
                           Shares Owned        Selling        Upon Completion    Upon Completion
     Name of              Prior To This      Shareholders        of This            of This
Selling Stockholder         Offering           Account           Offering           Offering
-------------------         --------           -------           --------           --------
Alexey Ivanov                200,000           200,000              Nil                Nil

Svetlana Novikova            200,000           200,000              Nil                Nil

Oksana Ipatyeva              200,000           200,000              Nil                Nil

Yevgeniy Krupskiy            200,000           200,000              Nil                Nil

Ekaterina Kasyan              50,000            50,000              Nil                Nil

Anton Lavrenov                50,000            50,000              Nil                Nil

Natalia Yurgina               50,000            50,000              Nil                Nil

Sergey Petrukhin              50,000            50,000              Nil                Nil

Yevgeniya Krupskaya           50,000            50,000              Nil                Nil

Oxana Ushakova                50,000            50,000              Nil                Nil

Vasiliy Vasilyev              50,000            50,000              Nil                Nil

Yegor Ivanov                  50,000            50,000              Nil                Nil

Dmitriy Krasnoshchekov        50,000            50,000              Nil                Nil

Eleonora Magerramova          50,000            50,000              Nil                Nil

Elena Koshkina                50,000            50,000              Nil                Nil

Oleg Lyubetskiy               50,000            50,000              Nil                Nil

Yulia Vedernikova             50,000            50,000              Nil                Nil

Konstantin Vedernikov         50,000            50,000              Nil                Nil

Anna Kumenko                  50,000            50,000              Nil                Nil

Anna Vechera                  50,000            50,000              Nil                Nil

Daniil Shalamov               50,000            50,000              Nil                Nil

Mikhail Vasenin               50,000            50,000              Nil                Nil

Artyem Rak                    50,000            50,000              Nil                Nil

Anastasia Yurova              50,000            50,000              Nil                Nil

Sergey Stupin                 50,000            50,000              Nil                Nil

Anna Kondratyeva              50,000            50,000              Nil                Nil

Pavel Yeryshev                50,000            50,000              Nil                Nil

Alexandra Butakova            50,000            50,000              Nil                Nil

Vladimir Butakov              50,000            50,000              Nil                Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,050,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years;
     (2)  has ever been one of our officers or directors; or
     (3)  is a broker-dealer or broker-dealer's affiliate.

                              PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we plan to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market maker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for a quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agents or acquire the common stock as principals. Any broker or dealer participating in such transactions as agent may receive commissions from the selling shareholders, or, if they act as agents for the purchasers of such common stock, from such purchasers. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such brokers or dealers are unable to do so acting as agents for the selling shareholders, to purchase, as principals, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

The Securities Exchange Commission (the "Commission")has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     *    bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 6100 Neil Road, Suite 500 Reno, Nevada, 89511

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director                 Age
----------------                 ---
Dmitry Lyakutin                  31

EXECUTIVE OFFICERS:

Name of Officer                  Age               Office
---------------                  ---               ------
Dmitry Lyakutin                  31          President, Chief Executive Officer,
                                             Secretary, Treasurer, and Director

BIOGRAPHICAL INFORMATION:

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years:

Dmitry Lyakutin has acted as our sole director and officer since our incorporation on March 27, 2007. He devotes close to 40% of his time to planning and organizing activities for Onyx China, Ink. Mr. Lyakutin graduated with a Bachelor Degree in Business from Baikal State Economic University in December 1998. From December 1998 to January 2003, Mr. Lyakutin was employed as Assistant Manager for Taiga Co, Ltd, a private Russian wholesale company involved in distributing glassware, china, crystal and crockery. Mr. Lyakutin was responsible for organization of wholesale and retail trade, customer relations with providers and consumers, marketing and advertising. From January 2003 to February 2007, he has worked as General Manager for Santex Corporation, a private Russian company that sells sanitary engineering equipment, water supply and sewerage materials in Russia and abroad. Since February 2007, Mr. Lyakutin has been a director of Income LLC, a real estate limited liability company in Russia.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as. Except as otherwise indicated, all shares are owned directly.

                                                  Amount of
Title of        Name and Address                  Beneficial       Percent
 Class         of Beneficial Owner                Ownership        of Class
 -----         -------------------                ---------        --------
Common         Dmitry Lyakutin                    3,000,000         59.41%
Stock          President, Chief Executive
               Officer Treasurer,
               Secretary and Director
               Kvartal 60, dom 23 apt. 18
               Angarsk, Russia

Common         All officers and directors         3,000,000         59.41%
Stock          as a group that consists of
               one person

The percent of class is based on 5,050,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of February 1, 2008, there were 5,050,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stepp Law Group, a professional corporation, 32 Executive Park, suite 105, Irvine, California 92614-6742, has provided an opinion regarding the validity of our common stock. We retained that law firm solely for the purpose of providing its opinion regarding the validity of the issuance of our shares of common stock offered by this prospectus, and have not received any other legal services from him.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered, 2675 S. Jones Blvd., Suite 109 Las Vegas, Nevada, to the extent and for the periods set forth in its report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy a to court of appropriate jurisdiction. We will then be governed by that court's decision.

                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on March 27, 2007 under the laws of the state of Nevada. On that date, Dmitry Lyakutin was appointed as our director. As well, Dmitry Lyakutin was appointed as our president, chief executive officer, treasurer and secretary.

                            DESCRIPTION OF BUSINESS

IN GENERAL

We were incorporated in the State of Nevada on March 27, 2007. We have not started operations. We are in the process of developing a website that will offer Russian porcelain to distributors that are responsible for marketing and selling porcelain to chinaware and giftware stores and retail outlets. Our website will also offer our product directly to retail stores and to the general public. We have not generated any revenues to date. The only operations we have engaged in so far are the creation of our website, the development of a business plan and execution of an agreement with our supplier. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 500 Reno, Nevada and our business office is 10 Kvartal 60, dom 23 apt. 18, Angarsk, Russia 665830. Our telephone number is +7-904-125-4225.

We plan to market and distribute a comprehensive assortment of Russian porcelain produced by "Dulevsky Farfor" Company in the North American market. This porcelain will be offered at price marked-up from 20% to 30% of our cost.

Our goal is to serve the needs of North American porcelain and tea lovers by offering the most comprehensive collection of Dulevsky porcelain. In Russia, there are many factories specialized in making high end Porcelain. One of the largest of them is "Dulevsky Farfor". "Dulevsky Farfor" is also one of the oldest enterprises in Russia. It was founded in 1832 by merchant T.Y.Kuznetsov, and by the end of the 20th century has become an important porcelain enterprise, the equipment and the quality of the produced goods of which have been named the best in Europe. The innocent patterns "agashaes" and roses, the folk traditions of painting have become the starting point of all the types of the Dulevsky decoration. The Dulevsky porcelain is known for its luxuriance of bright colors; it is clean and clear and unique. That's why "Dulevsky Farfor" products are in high demand.

The Dulevsky porcelain is popular all over the world. Articles made by talented craftsmen have been awarded the gold medals at the industrial exhibitions in Paris (1889-1990) and in Turkey (1958), Grand-Prix in Reims (1903), Liege (1905) and New-York (1938). The sculpture of A. Sotnikov "Sokol" has been awarded Grand-Prix at the exhibition in Brussels (1958). The graphic picture of this sculpture has become the manufacturer's trademark of "Dulevsky Farfor". The works by Dulevo artists are kept in the museums and art galleries in many countries. They are well known by the art collectors of the entire world. "Dulevsky Farfor" is a technically equipped enterprise with a continuous work cycle. About 3,000 employees work for it. The artists from "Dulevsky Farfor" have been working on the invention of new forms and patterns. It is still one of the biggest factories in Europe producing high-quality porcelain.

One obvious advantage is the price; Russian porcelain is of high quality and low priced due to the lower cost of labor and abundance of raw material. Therefore, we can market and distribute it not only to chinaware and giftware stores, the primary buyers, but also to lower priced department stores.

CONTRACT WITH OUR SUPPLIER

Our sole supplier, PC Dulevo Porcelain ("Dulevo") is a manufacturer and distributor of certain high-quality porcelain in Russia and other countries. We intend to market and distribute porcelain items to distributors, retail stores in the chinaware and giftware industry and the general public.

We executed a distribution contract ("Contract") dated November 15, 2007 with our suppler, Dulevo. According to the terms of the Contract, Dulevo has agreed to manufacture and supply many types of porcelain products according to its current prices. The Contract with our suppler was translated and authenticated by East-Siberian Chamber of Commerce and Industry on December 26th, 2007. A copy of the translation is filed as Exhibit 10.1 to this registration statement.

SALES AND MARKETING STRATEGY

We intend to rely on sales representatives to market our porcelain products. Initially, our director will conduct this marketing. We intend to focus on direct marketing efforts whereby our representatives will directly contact:

     *    distributors that are responsible for marketing and selling porcelain;
          and
     *    retail outlets such as chinaware, giftware and department stores.

These distributors and stores will be asked to sell our products to consumers. We will provide them with porcelain inventory at wholesale prices. They will then sell that inventory to consumers at retail prices, which are typically 30% higher than our cost.

We intend to contact as many distributors, retail chains, chinaware and giftware stores as we can in order to market our porcelain. We initially intend to focus our marketing efforts on larger department stores that have a high volume of customer traffic.

To enhance our sales and to advertise our product we plan to keep improving and developing our website to make it as "user friendly" as possible. Our website will offer a large array of porcelain products and by becoming a "one-stop shopping" destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced porcelain.

We have contracted Next, LLC, a Russian graphic design company to design and build our online store website. Currently, our website, www.onyxchina.net, is under construction. Our online store will provide customers with an easy-to-use shopping alternative. The website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their home or office. We will attempt to provide a customer service department via email where consumers can resolve order and product questions. Our online store can be found at www.onyxchina.net. We believe that the sale of Russian porcelain on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, ease-of-use, depth of content and information, and competitive pricing.

SHARE OF MARKET

Our expected share of the porcelain market is difficult to determine given that most chinaware distributors and porcelain stores are private businesses that have no duty to publicly disclose their revenue, and porcelain market is highly competitive. However, we believe that due to the vast size of this market in North America, our market share will likely be less than one percent.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We have no employees as of the date of this prospectus.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact made in this prospectus are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

OVERVIEW

Since inception on March 27, 2007 through December 31, 2007, we have sustained cumulative net losses of $1,933. Our losses have resulted from general and administrative expenses. From inception through December 31, 2007, we have not generated any revenue from operations. We expect to incur additional losses in developing our plan of operations. We have no liabilities and have sufficient cash to operate for more than one year at the current expenditure rate.

We are in the development stage of our business. As a development stage company, we have yet to earn revenue from operations. We may experience fluctuations in operating results in future periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements, and strategic alliances, and general economic conditions specific to our industry.

There is intense competition in our industry. However, we believe that our low-cost business model, our large number of porcelain products, and our low inventory requirements will attract a growing number of customers and will allow us to increase revenues. Our model is not protected from duplication and it is possible that other companies will compete with us by using a similar approach in conducting their businesses.

Our plan of operation for the twelve months following the date of this prospectus is to enter into sub-distribution agreements with porcelain distributors, retail stores and keep improving our website, providing for the sale of our Russian porcelain.

We intend to develop our retail network by initially focusing our marketing efforts on larger chain stores that sell various types of home accessories, such as Wal-Mart, Sears, Kohl's, Zellers, The Bay and so on. These businesses sell more similar products have a greater budget for in stock inventory, and tend to purchase a more diverse assortment of porcelain. By the second half of 2008, we intend to start negotiations with distributors and anticipate expanding our retail network to include small to medium size retail businesses whose focus is limited to the sale of chinaware and giftware. By late 2008, we intend to finish development of our website and sell porcelain to general public via our Internet site. Any relationship we arrange with retailers for the wholesale distribution of our porcelain will be non-exclusive. Accordingly, we will compete with other porcelain vendors for positioning of our products in retail space.

Even if we are able to receive an order commitment, some larger chains will only pay cash on delivery and will not advance deposits against orders. Such a policy may place a financial burden on us and, as a result, we may not be able to deliver the order. Other retailers may only pay us 30 or 60 days after delivery, creating an additional financial burden.

We intend to retain one full-time sales person in the next six months, as well as an additional full-time sales person in the six months thereafter. These individuals will be independent contractors compensated solely in the form of commissions based upon porcelain sales they arrange. We expect to pay each sales persons 10% to 15% of the net profit we realize from such sales.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

     Marketing costs:                            $15,000
     General administrative costs:               $10,000
                                                 -------
     Total:                                      $25,000
                                                 =======

In addition, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000.

PRODUCT RESEARCH AND DEVELOPMENT

We do not anticipate incurring any material costs in connection with product research and development activities during the next twelve months.

ACQUISITION OF PLANT AND EQUIPMENT AND OTHER ASSETS

We do not anticipate the sale of any material property, plant or equipment during the next 12 months. We do not anticipate the acquisition of any material property, plant or equipment during the next 12 months.

NUMBER OF EMPLOYEES

From our inception through the period ended December 31, 2007, we have principally relied on the services of our sole director, Dmitry Lyakutin. We currently have no full time or part-time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add full and or part time employees to discharge certain critical functions during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. Should we expand, we will incur additional cost for personnel.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2007, we had working capital of $30,667. From our inception on March 27, 2007 to December 31, 2007, we used operating cash flow of $1,933. The Company has been financed through the private placement of our common stock of $ 32,600. As of December 31, 2007, the Company has no debt.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our sole director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our sales staff's ability to generate porcelain sales. We expect to accomplish this by securing a significant number of agreements with porcelain distributors, large and small retailers, by creation our website, and by retaining suitable salespersons with experience in the retail sales sector.

RESULT OF OPERATIONS FOR PERIOD ENDING DECEMBER 31, 2007

We did not earn any revenue during the period from our inception on March 27, 2007 to December 31, 2007. We do not anticipate earning significant revenues until such time as we have entered into regular product selling to distributors, stores and general public.

We incurred operating expenses in the amount of $1,933 for the period from our inception on March 27, 2007 to December 31, 2007. These operating expenses were comprised of bank charges of $504, miscellaneous charges of $1,300 and Registered Agent Services fee of $129.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

INFLATION

It is our opinion that inflation has not had a material effect on our operations.

                            DESCRIPTION OF PROPERTY

We do not have an ownership or leasehold interest in any property. Our president, Dmitry Lyakutin, provides us with office space and related office services free of charge.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares with more than 10% of the voting rights of our outstanding shares of common stock;
     *    Our sole director, Dmitry Lyakutin; or
     * Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be quoted on the bulletin board or, if quoted, that a liquid public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 30 shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public after April 15, 2008, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 50,500, shares as of the date of this prospectus; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information aboutus.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, Dmitry Lyakutin, our sole director, is the only person who holds all of those 3,000,000 shares.

STOCK OPTIONS GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our Articles of Ancorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends when, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us from our inception on March 27, 2007 to the date of this registration statement.

                              ANNUAL COMPENSATION

                                                              Other
                                                             Annual    Restricted      Options       LTIP       Other
 Name         Title              Year     Salary    Bonus     Comp.     Stock(#)        SARS($)     Payouts     Comp.
 ----         -----              ----     ------    -----     -----     --------        -------     -------     -----
Dmitry      President,           2007       $0        0         0          0              0            0          0
Lyakutin    Chief Executive
            Officer, Secretary,
            Sole Director,
            Treasurer

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Dmitry Lyakutin. We do not pay him any amount for acting as our officers or our director.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                 ONYX CHINA INC

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2007


     INDEPENDENT AUDITORS REPORT                                      F-1

     BALANCE SHEET                                                    F-2

     STATEMENTS OF OPERATIONS                                         F-3

     STATEMENT OF STOCKHOLDERS' EQUITY                                F-4

     STATEMENTS OF CASH FLOWS                                         F-5

     NOTES TO THE FINANCIAL STATEMENTS                                F-6

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Onyx China, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Onyx China, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception on March 27, 2007 to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Onyx China, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception on March 27, 2007 to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 (b) to the financial statements, the Company has incurred losses since inception resulting in an accumulated deficit of $1,933 as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2 (b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
--------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
February 1, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501

ONYX CHINA INC
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------


                                                                    December 31,
                                                                       2007
                                                                     --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $ 30,667
                                                                     --------

TOTAL ASSETS                                                         $ 30,667
                                                                     ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                           $     --
                                                                     --------

      TOTAL CURRENT LIABILITIES                                      $     --
                                                                     --------

STOCKHOLDERS' EQUITY
  Capital stock
    Common stock, $0.001par value, 75,000,000 shares authorized;
     5,050,000 shares issued and outstanding                            5,050
  Additional paid-in-capital                                           27,550
  Deficit accumulated during the development stage                     (1,933)
                                                                     --------

TOTAL STOCKHOLDERS' EQUITY                                             30,667
                                                                     --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 30,667
                                                                     ========


                 See Accompanying Notes to Financial Statements

ONYX CHINA INC
(A Development Stage Company)
Statements of Operations
--------------------------------------------------------------------------------

                                                            From Inception on
                                                            March 27, 2007 to
                                                               December 31,
                                                                  2007
                                                               ----------
General and Administrative Expenses
  Bank charges and interest                                    $      504
  Miscellaneous                                                     1,300
  Registered Agent Services                                           129
                                                               ----------

Net loss                                                       $   (1,933)
                                                               ==========

LOSS PER SHARE - BASIC AND DILUTED                             $    (0.00)
                                                               ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING            4,449,643
                                                               ==========


                 See Accompanying Notes to Financial Statements

ONYX CHINA INC
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on March 27, 2007 to December 31, 2007
--------------------------------------------------------------------------------

                                                                                        Deficit
                                                                                       accumulated
                                             Number of                   Additional      during
                                              Common                      Paid-in      development
                                              Shares         Amount       Capital         stage          Total
                                              ------         ------       -------         -----          -----
April 20, 2007 Common shares issued
 for cash at $0.002                          3,000,000     $   3,000     $   3,000      $      --      $   6,000

May 8, 2007 Common shares issued
 for cash at $0.002                            800,000           800           800             --          1,600

May 16, 2007 Common shares issued
for cash at $0.02                            1,250,000         1,250        23,750             --         25,000

Net loss                                            --            --            --         (1,933)        (1,933)
                                             ---------     ---------     ---------      ---------      ---------

Balance as of December 31, 2007              5,050,000     $   5,050     $  27,550      $  (1,933)     $  30,667
                                             =========     =========     =========      =========      =========


                 See Accompanying Notes to Financial Statements

ONYX CHINA INC
(A Development Stage Company)
Statements of Cash Flows
--------------------------------------------------------------------------------

                                                               From Inception on
                                                               March 27, 2007 to
                                                                  December 31,
                                                                      2007
                                                                    --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                          $ (1,933)
                                                                    --------

      Net cash used for operating activities                          (1,933)
                                                                    --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of common stock                                                32,600
                                                                    --------

      Net cash provided by financing activities                       32,600
                                                                    --------

Net increase (decrease) in cash and equivalents                       30,667

Cash and equivalents at beginning of the period                           --
                                                                    --------

Cash and equivalents at end of the period                           $ 30,667
                                                                    ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                          $     --
                                                                    ========

  Taxes                                                             $     --
                                                                    ========


                 See Accompanying Notes to Financial Statements

ONYX CHINA INC
(A Development Stage Company)
Notes To The Financial Statements
December 31, 2007
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

ONYX CHINA INC ("the Company") was incorporated under the laws of the State of Nevada, U.S. on March 27, 2007. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and its efforts are primarily devoted marketing and distributing chinaware to North American market. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, March 27, 2007 through December 31, 2007 the Company has accumulated losses of $1,933.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) GOING CONCERN
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,933 as of December 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) CASH AND CASH EQUIVALENTS
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) USE OF ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) FOREIGN CURRENCY TRANSLATION
The Company's functional currency and its reporting currency is the United States dollar.

f) FINANCIAL INSTRUMENTS
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) STOCK-BASED COMPENSATION
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) INCOME TAXES Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial

ONYX CHINA INC
(A Development Stage Company)
Notes To The Financial Statements
December 31, 2007
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) BASIC AND DILUTED NET LOSS PER SHARE
The  Company   computes  net  loss  per  share  in  accordance   with  SFAS  No.
128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

j) FISCAL PERIODS
The Company's fiscal year end is December 31.

k) RECENT ACCOUNTING PRONOUNCEMENTS
In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the
Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN No. 48"). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

ONYX CHINA INC
(A Development Stage Company)
Notes To The Financial Statements
December 31, 2007
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On September 15, 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS 158"). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is over funded or record a liability in its financial statements if a plan is under funded with a corresponding offset to shareholders' equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders' equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. In April 2007, the Company issued 3,000,000 shares of common stock at a price of $0.002 per share for total cash proceeds of $6,000.

In May 2007, the Company issued 800,000 shares of common stock at a price of $0.002 per share for total cash proceeds of $1,600.

In May 2007, the Company also issued 1,250,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $25,000.

During the period March 27, 2007 (inception) to December 31, 2007, the Company sold a total of 5,050,000 shares of common stock for total cash proceeds of $32,600.

ONYX CHINA INC
(A Development Stage Company)
Notes To The Financial Statements
December 31, 2007
--------------------------------------------------------------------------------

4. INCOME TAXES

As of December 31, 2007, the Company had net operating loss carry forwards of approximately $1,933 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. CONTRACT

On November 15, 2007 the Company made a contract with PC "Dulevo Porcelain" (Contract # 174) to purchase chinaware products directly from manufacturer and market and distribute the products in North America.

Until ________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee         $     1.62
     Transfer Agent Fees                                         $ 4,000.00
     Accounting fees and expenses                                $ 4,000.00
     Legal fees and expenses                                     $ 5,000.00
     Edgar filing fees                                           $ 1,000.00
                                                                 ----------
     Total                                                       $14,001.62
                                                                 ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 shares of our common stock at a price of $0.002 per share on April 15, 2007. The total amount received from this offering was $6,000. We completed this offering pursuant to Regulation S of the Securities Act. These 3,000,000 shares were issued to Dmitry Lyakutin, our president, chief executive officer, treasurer, secretary and sole director.

We completed an offering of 800,000 shares of our common stock at a price of $0.002 per share to a total of 4 purchasers on May 11, 2007. The total amount received from this offering was $1,600. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

     Name of Subscriber                     Number of Shares
     ------------------                     ----------------
     Alexey Ivanov                              200,000
     Svetlana Novikova                          200,000
     Oksana Ipatyeva                            200,000
     Yevgeniy Krupskiy                          200,000

We completed an offering of 1,250,000 shares of our common stock at a price of $0.02 per share to a total of 25 purchasers on September 19, 2007. The total amount received from this offering was $25,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

     Name of Subscriber                     Number of Shares
     ------------------                     ----------------
     Ekaterina Kasyan                            50,000
     Anton Lavrenov                              50,000
     Natalia Yurgina                             50,000

     Sergey Petrukhin                            50,000
     Yevgeniya Krupskaya                         50,000
     Oxana Ushakova                              50,000
     Vasiliy Vasilyev                            50,000
     Yegor Ivanov                                50,000
     Dmitriy Krasnoshchekov                      50,000
     Eleonora Magerramova                        50,000
     Elena Koshkina                              50,000
     Oleg Lyubetskiy                             50,000
     Yulia Vedernikova                           50,000
     Konstantin Vedernikov                       50,000
     Anna Kumenko                                50,000
     Anna Vechera                                50,000
     Daniil Shalamov                             50,000
     Mikhail Vasenin                             50,000
     Artyem Rak                                  50,000
     Anastasia Yurova                            50,000
     Sergey Stupin                               50,000
     Anna Kondratyeva                            50,000
     Pavel Yeryshev                              50,000
     Alexandra Butakova                          50,000
     Vladimir Butakov                            50,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

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
EXHIBITS

     Exhibit
     Number                             Description
     ------                             -----------
      3.1         Articles of Incorporation
      3.2         Bylaws
      5.1         Legal opinion of Stepp Law Group, a professeional corporation, with Consent to Use
     10.1         Contract with supplier
     23.1         Consent of Moore & Associates, Chartered

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
     (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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
     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Angarsk, Russia, February 1, 2008.

                                 Onyx China, Inc.


                                 By: /s/ Dmitry Lyakutin
                                     -------------------------------------------
                                     Dmitry Lyakutin, President, Chief Executive
                                     Officer, Treasurer, Secretary, Principal
                                     Accounting Officer, Principal Financial
                                     Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                 Capacity in Which Signed               Date
     ---------                 ------------------------               ----


/s/ Dmitry Lyakutin           President, Chief Executive        February 1, 2008
---------------------------   Officer, Secretary, Treasurer,
Dmitry Lyakutin               Principal Financial Officer
                              Principal Accounting Officer
                              and Sole Director


                                      II-6